EXHIBIT 10.30

                     UNITED VIRGINIA BANKSHARES INCORPORATED

                          DEFERRED COMPENSATION PROGRAM

                                      UNDER

                         INCENTIVE COMPENSATION PLAN OF

                   UNITED VIRGINIA BANKSHARES INCORPORATED

                           AND AFFILIATED CORPORATIONS



                          As approved December 6, 1982
                and Amended and Restated through December 7, 1983


                        Effective for the Award Year 1984

                          DEFERRED COMPENSATION PROGRAM
                                      UNDER
                         INCENTIVE COMPENSATION PLAN OF
                   UNITED VIRGINIA BANKSHARES INCORPORATED
                           AND AFFILIATED CORPORATIONS


      1. Purpose. United Virginia Bankshares Incorporated (the "Corporation") and certain of its Affiliates adopted the Incentive Compensation Plan of United Virginia Bankshares Incorporated and Affiliated Corporations (the "Plan") effective March 24, 1967. The Plan has been amended and restated effective January 1, 1981. The Plan establishes an incentive award program to reward senior and middle management Employees for superior or distinguished performance by providing for awards based on the earnings of the Corporation and participating Affiliates (the "Employers").

            The purpose of this program is to establish rules for deferral agreements with Employees pursuant to Section 4.03 of the Plan. That Section charges the Corporation's Compensation Committee (the "Committee") to establish a program permitting Employees designated at the Committee's discretion to elect to defer the receipt of part or all of any Plan award and to establish the terms of Deferred Awards. This Deferred Compensation Program Under the Incentive Compensation Plan of United Virginia Bankshares Incorporated and Affiliated Corporations (the "Program"), approved December 6, 1982, is amended and restated December 7, 1983, subject to the provisions of Section 11, which fixes its effective date. It is adopted when it is effective.

      2. Definitions. All Plan definitions are incorporated by reference in this Program. In addition, the following definitions apply to this Program and to the deferral election forms.

            (a) Award Year means any Year with respect to which incentive compensation awards, based upon the earnings of the Employers, may be granted under the Plan in the next succeeding Year.

            (b) Beneficiary Designation Form means a form acceptable to the Chairman of the Committee or his designee used by a Participant according to this Program to name his Beneficiary or Beneficiaries who will receive all Deferred Award payments under this Program if he dies.

            (c) Benefit Adjustment Schedule means that schedule established by the Committee for each Award Year to determine the annual payment amounts attributable to Deferred Income Benefit Awards. Each Award Year's Benefit Adjustment Schedule will be constructed by applying an adjustment factor established by the Committee periodically to the related Benefit Schedule. Thus, payments beginning earlier than age 65 will be reduced on a present value basis for each Year that the Participant's age when payments begin is less than age
65. Payments beginning after the Participant is 66 will be increased on an annually compounded basis by a fixed percentage for each Year that the Participant's age when payments begin is greater than age 65. The application of any Benefit Adjustment Schedule may be limited as provided in Subsection 10(c) of this Program.

            (d) Benefit Schedule means the schedule established by the Committee for each Award Year as the annual payment amounts attributable to a Deferred Income Benefit Award under this Program. The Benefit Schedule will reflect the payments at age 65 per a specified amount (for example, per $1,000) of the Deferred Income Benefit Award according to a Deferred Income Benefit Award Election Form and Section 10 of this Program. Any new Benefit Schedule established by the Committee for an Award Year applies to all Deferred Income Benefit Award Election Forms with respect to the particular Award Year.

            (e) Deferred Award means all or any part of an award granted under the Plan to an Employee who has submitted a valid Deferral Election Form pursuant to Section 3 of this Program.

            (f) Deferred Cash Account means that bookkeeping record established for each Participant who elects a Deferred Cash Award under this Program. The Deferred Cash Account will be credited with the Participant's Deferred Cash Awards and credited periodically with amounts based upon earnings rates established by the Committee under Subsection 9(b) of this Program. A Deferred Cash Account is established only for the purpose of measuring the value of a Deferred Cash Award and earnings credits and not to segregate assets or to identify assets that may or must be used to satisfy payment of a Deferred Cash Award.

            (g) Deferred Cash Award means any part of a Deferred Award elected by a Participant under Program Section 3 that results in payments governed by Program Section 9.

            (h) Deferred Cash Award Election Form means a document governed by Sections 3 and 9, including the Beneficiary Designation Form that applies to all of that Participant's Deferred Awards under the Program.

            (i) Deferred Income Benefit Award means any part of a Deferred Award elected by a Participant under Program Section 3 that results in payments governed by Program Section 10. The amount and duration of a Participant's payments under each Deferred Income Benefit Award are determined for each Award Year according to the Benefit Schedule and Benefit Adjustment Schedule for that Award Year established under Section 10 of this Program by the Committee.

            (j) Deferred Income Benefit Award Election Form means a document governed by Sections 3 and 10, including the Beneficiary Designation Form that applies to all of that Participant's Deferred Awards under the Program.

            (k) Election Date is that date established under this Program as the date before which an Employee must submit a valid Deferred Cash Award Election Form or Deferred Income Benefit Award Election Form to the Committee. For the Award Year 1982, the Election Date is the thirtieth day after the date on which the Committee adopts this Program or the day preceding the grant of Awards under the Plan for such Award Year, if earlier. For all Award Years after 1982, the Election Date is December 31 of the year preceding the Award Year, unless the Committee establishes an earlier date or, if permitted under published rulings of the Internal Revenue Service or private rulings of the Internal Revenue Service issued to the Corporation that apply to this Program, a later date.

            (l) Eligible Disabled Participant means a Participant who has been designated by the Committee to receive, upon his total disability, an amount equal to 50% of his Deferred Income Benefit Awards in the form of monthly payments payable for his life until he reaches age 65 according to the provisions of Subsection 10(f). In making such designations, the Committee may require a Participant to be examined by a physician of its choice and to meet any reasonable standards that it may deem appropriate in its sole discretion.

            (m) Participant. With respect to any Award Year, a Participant is any Employee who is granted a Plan award and whose election of a Deferred Award is operative for that Award Year according to Section 3 of this Program.

            (n) Retirement means a Participant's retirement at the Normal Retirement Date, Early Retirement Date, Postponed Retirement Date, or Disability Date, as defined in the Retirement Plan for Employees of United Virginia Bankshares Incorporated and Affiliated Corporations.

            (o) Terminate, Terminating, and Termination, with respect to a Participant, mean cessation of his employee relationship with respect to all the Employers, whether by death, disability, Retirement, or severance for any other reason.

      3. Deferred Award Election. Plan awards will be granted as Deferred Awards for any Award Year to those Employees who have so elected for that Year in the manner provided in this Section.

            (a) A Participant will be eligible to receive a Deferred Award for any Award Year only if he is an Employee at the end of that Award Year.

            (b) Before each Award Year's Election Date, each Employee will be provided with a Deferred Cash Award Election Form, a Deferred Income Benefit Award Election Form, and a Beneficiary Designation Form. An Employee who completes and signs these forms and submits them to the Committee before the Election Date elects to defer the receipt of any Plan award granted to him for that Award Year. An Employee becomes a Participant if he is granted an Award and if his election is accepted by the Committee.

            (c) An Employee who elects a Deferred Award must elect either a Deferred Cash Award, or a Deferred Income Benefit Award, or a combination of such awards.

            (d) An election to defer all or a portion of any Plan award for any Award Year must specify the amount or percentage of the Deferred Award to be paid in the form of a Deferred Cash Award and in the form of a Deferred Income Benefit Award. The Deferred Cash Award and the Deferred Income Benefit Award election percentages may be in multiples of 25%, or an Employee may specify a fixed dollar amount to be paid in the form of a Deferred Cash Award, a Deferred Income Benefit Award, or a combination. However, the Deferred Income Benefit Award election is subject to a $4,000 minimum. (Thus, the actual Deferred Award might not result in a multiple of 25% if affected by the $4,000 Deferred Income Benefit Award minimum.)

            (e) At such times and on such terms and conditions as may be established by the Committee, a Participant may elect to convert all or a portion of his Deferred Cash Awards made under the Plan to Deferred Income Benefit Awards. No such election may be made or approved which would affect or otherwise change the frequency or commencement of any such Deferred Cash Award.

            (f) The Committee may reject any Deferred Cash Award Election Form or any Deferred Income Benefit Award Election Form at any time before the close of business on the last business day of the Year following the Award Year. The Committee is not required to state a reason for any rejection. However, the Committee's rejection of any Deferred Cash Award Election Form or any Deferred Income Benefit Award Election Form must be based upon action taken without regard to any vote of the Employee whose Deferred Cash Award Election Form or Deferred Income Benefit Award Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Employees. Except as provided in Section 12, if the Committee rejects a Deferred Cash Award Election Form or a Deferred Income Benefit Award Election Form, the Employee must be paid the amounts he would then have been entitled to receive if he had not submitted the rejected Form.

            (g) For Award Years after 1982, an Employee may not revoke any Deferred Cash Award Election Form or any Deferred Income Benefit Award Election Form after the Election Date. However, if an Election Date occurring within the Award Year is permitted under published rulings of the Internal Revenue Service or private rulings of the Internal Revenue Service issued to the Corporation that apply to this Program, the following provisions will apply:

                        (1) Any revocation between the Election Date and the end of the Award Year is the same as a failure to submit a Deferred Cash Award Election Form or any Deferred Income Benefit Award Election Form.

                        (2) Any writing signed by an Employee expressing an intention to revoke his Deferred Cash Award Election Form or his Deferred Income Benefit Award Election Form or both and delivered to a member of the Committee before the close of business on the last business day of the Award Year is a revocation.

      4. Effect of No Deferral Agreement. A Participant who has not submitted a valid Deferred Cash Award Election Form or a valid Deferred Income Benefit Award Election Form to the Committee before the relevant Election Date may not defer his Plan award under this Program.

      5. Obligation of Employers. Except as provided in Subsection 11(b), the Plan and this Program are unfunded. This Program is funded only according to Subsection 11(b). Until the Program is funded, a Deferred Award is at all times a mere contractual obligation of the Participant's Employer. Until the Program is funded, a Participant and his Beneficiaries have no right, title, or interest in the Deferred Awards or any claim against them. Except according to Subsection 11(b), an Employer will not segregate any funds for Deferred Awards nor issue any notes or security for the payment of any Deferred Award.

      6. Control by Participant. A Participant has no control over Deferred Awards except according to his Deferred Cash Award Election Form, Deferred Income Benefit Award Election Form, and his Beneficiary Designation Form.

      7. Claims Against Participant's Awards. A credit to a Deferred Cash Account and any Deferred Income Benefit Award relating to a Participant under the Plan and this Program, are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void; a Deferred Award is not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in the Plan or this Program gives any Participant any interest, lien, or claim against any specific asset of any Employer. Until this Program is funded according to Subsection 11(b), a Participant and his Beneficiaries have no rights other than as general creditors.

      8.    Hardship Distributions.

            (a) At its sole discretion and at the request of a Participant before or after the Participant's Termination, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Committee may accelerate and pay all or part of any amount attributable to a Participant's

Deferred Cash Award and Deferred Income Benefit Award under this Program. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount necessary to satisfy the financial emergency. An accelerated distribution to a Beneficiary is also limited to the amount of the survivors' benefit payable.

            (b) For purposes of an accelerated distribution of a Deferred Income Benefit Award granted under this Section, the Deferred Income Benefit Award's value is determined by the Participant's age at the time of the distribution in accordance with the related Benefit Adjustment Schedule.

            (c) Distributions under this Section must first be made from the Participant's Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Income Benefit Award. If distribution of any amount attributable to a Deferred Income Benefit Award is accelerated, the most recent Deferred Income Benefit Award must be exhausted first, followed in succession by exhaustion of each next-most-recent Deferred Income Benefit Award.

            (d) A distribution under this Section is in lieu of that portion of the Deferred Award that would have been paid otherwise. A Deferred Cash Award is adjusted for a distribution under this Section by reducing the Participant's Deferred Cash Account balance by the amount of the distribution. A Deferred Income Benefit Award is adjusted for a distribution under this Section by reducing the annual payments that would have been paid by the percentage that the distribution bears to the Deferred Income Benefit Award's maximum value (adjusted for any earlier distribution under this Section) based on the Participant's age at the time of the distribution except as modified in paragraph (a) for Beneficiary distributions. The maximum value is also reduced by any disability payments made under Subsection 10(f)(3).

      9.    Deferred Cash Awards and Distributions.

            (a) Deferred Cash Awards will be set up in a Deferred Cash Account for each Participant and credited with earnings at rates determined by the Committee.

            (b) Earnings credits to Deferred Cash Accounts are not guaranteed. Earnings rates established by the Committee as the basis for additional credits to Deferred Cash Accounts will be announced periodically as specific amounts or as a variable rate linked to a specified standard. Those earnings rates will apply prospectively for all current and future Deferred Cash Account balances until changed by another announcement. Earnings credits are accrued annually on accumulated Deferred Cash Accounts. Earnings are accrued through the end of the month preceding the month of distribution.

            (c) A Deferred Cash Award will be paid in a lump sum unless the Participant's Deferred Cash Award Election Form specifies installment payments; e.g., equal annual payments plus earnings credits for 5, 10, 15, or 1.0 years. Any lump-sum payment will be paid or installment payments will begin to be paid on the February 15 of the year after the Participant's Termination, unless otherwise specified in a Participant's Deferred Cash Award Election Form. For Termination other than disability, death, or Retirement, if a Participant's Deferred Cash Award Election Form specifies that upon Termination, his Deferred Cash Award is to be paid before the end of the next month, the Deferred Cash Award Election Form must also specify a lump-sum payment; but if a Participant's Deferred Cash Award Election Form specifies that upon Termination, his Deferred Cash Award is to be paid on the February 15 following some specified age (which is not less than the Participant's age two years from the Election Date pertaining to the applicable Award Year), the Deferred Cash Award Election Form may specify installment payments to commence an that date.

            (d) Deferred Cash Awards may not be assigned. Participants may designate one or more Beneficiaries; such designations are revocable. Each Beneficiary will receive his portion of the Deferred Cash Award in accordance with the deceased Participant's Deferred Cash Award Election Form. If the deceased Participant's Deferred Cash Award Election Form specifies installment payments, a Beneficiary may request accelerated payment at the Committee's discretion and in accordance with the provisions of Section 8.

      10.   Deferred Income Benefit Awards and Distributions.

            (a) By electing a Deferred Income Benefit Award, a Participant elects to be paid amounts attributable to that Deferred Income Benefit Award in installments for a specified number of years under that Award Year's Benefit Schedule and Benefit Adjustment Schedule. Payments of amounts attributable to each of a Participant's Deferred Income Benefit Awards are determined separately according to the Award Year for which the Deferred Income Benefit Award was granted and according to the Deferred Income Benefit Award Election Form governing that Deferred Income Benefit Award.

            (b) Each Award Year's Benefit Schedule and Benefit Adjustment Schedule for Deferred Income Benefit Awards will be published and made available to Employees as soon as practicable after they are adopted by the Committee. Each Award Year's Benefit Schedule and Benefit Adjustment Schedule must be filed with this document when adopted by the Committee. Proposed Benefit Schedules and Benefit Adjustment Schedules may be changed at the Committee's discretion until adopted by the Committee.

            (c) Despite the relevant Benefit Schedule or Benefit Adjustment Schedule, at its discretion, the Committee may limit payments of amounts attributable to any Deferred Income Benefit Award so that a Participant who Terminates or who receives an accelerated distribution under the hardship provisions of Section 8 before he is eligible for Early Retirement under the Retirement Plan for Employees of United Virginia Bankshares Incorporated and Affiliated Corporations may not receive a rate of return greater than he would have received at age 65.

            (d) Amounts attributable to Deferred Income Benefit Award will be paid out in equal installments based on the Participant's Deferred Income Benefit Award Election Form commencing February 15 of the Year after a Participant's Termination, unless otherwise specified in that form. For Termination other than disability, death, or Retirement, the Deferred Income Benefit Award Election Form must specify that upon Termination, payments are to begin the February 15 following some specified age that is not less than 55.

            (e) Deferred Income Benefit Awards may not be assigned. Participants may designate one or more Beneficiaries; such designations are revocable. If a Participant dies before receiving the specified schedule of his Deferred Income Benefit payments under his Deferred Income Benefit Award Election Form, the Participant's Beneficiaries will receive the remaining payments and other survivors' benefits, as follows:

                  (1) If a Participant is not over age 65 and dies before he receives the first payment attributable to his Deferred Income Benefit Awards, his Beneficiaries will receive, on the February 15 following the date of his death, payments attributable to such awards. The amount of such payments will assume he had Retired at age 65 according to the Benefit Schedules and be payable for a period determined by his Deferred Income Benefit Award Election Forms. Such Beneficiaries will also receive, on February 15 of the year following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of his Deferred Income Benefit Awards. Pursuant to the results of the health examination required in Section 12, the Compensation Committee may notify a Participant that his Deferred Income Benefit Award Election Form is accepted only with a reduced survivors' benefit. Each such Participant's survivors' benefits under this Subparagraph are limited to the value of his Deferred Income Benefit Awards determined in amount by his age at death according to the Benefit Schedules and determined in duration by his Deferred Income Benefit Distribution Election Form, but the lump-sum benefit referred to in the preceding sentence still applies.

                  (2) If a Participant over age 65 dies before he receives the first payment attributable to his Deferred Income Benefit Awards, his Beneficiaries will receive, commencing on the February 15 following the date of his death, payments attributable to such awards, adjusted for service beyond age 65, in accordance with the related Benefit Adjustment Schedules. The Deferred Income Benefit Award payments will be in the amounts and for as long as specified in his related Deferred Income Benefit Award Election Forms. Such Beneficiaries will also receive, on February 15 of the year following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of his Deferred Income Benefit Awards.

                  (3) If a Participant dies after lie receives the first payment attributable to his Deferred Income Benefit Awards, his Beneficiaries will receive, commencing on the February 15 following the date of his death, any remaining payments attributable to such awards. Such Beneficiaries will also receive, on February 15 of the year following the Participant's death, a lump-sum benefit equal in the aggregate to one-half of each of his Deferred Income Benefit Awards.

            (f) Each Deferred Income Benefit Award also provides a benefit in the event of the Participant's total disability. If a Participant becomes totally disabled before age 65, he will be paid disability benefits in accordance with the following provisions:

                  (1) All disability benefits begin six months after the month in which the Participant last worked for his Employer. A Participant must establish his total disability with a physician's statement. The Participant's Employer may appoint a physician to verify a Participant's total disability.

                  (2) An Eligible Disabled Participant will receive annual disability benefits equal to 50% of his Deferred Income Benefit Awards for so long as he is disabled during his lifetime until he attains age 65 if an Eligible Disabled Participant is no longer disabled or dies, disability benefits will stop. An Eligible Disabled Participant's Deferred Income Benefit Awards and Deferred Income Benefit Award Election Forms are not affected by any disability benefit payments.

                  (3) Each other Participant with a Deferred Income Benefit Award will be paid disability benefits in accordance with the Benefit Adjustment Schedule applicable to the Award Year for which the Deferred Income Benefit Award was granted and in the same number of payments specified in his related Deferred Income Benefit Award Election Form. If the Participant is no longer disabled, disability benefits will stop. If his Deferred Income Benefit Awards have not been exhausted, payments of his Deferred Income Benefit Awards will begin as specified in his related Deferred Income Benefit Award Election Form, but with the following exception. The value of each Deferred Income Benefit Award payment will be reduced after disability payments by multiplying the payment by a fraction. The fraction's numerator is the present value of the disability payments paid as if they had been known and determinable at the disability eligibility date. The fraction's denominator is the maximum Deferred Income Benefit Award distribution that could have been made under the hardship provisions of Section 8. Otherwise, the payments are based on the Benefit Adjustment Schedule for the Award Year in which the Deferred Income Benefit Award was granted, or as limited according to Subsection 10(c).

      11. Amendment or Termination. Except as otherwise provided in this Section, this Program may be altered, amended, suspended, or terminated at any time by the Committee.

            (a) This Program is effective when the Internal Revenue Service rules to the satisfaction of the Corporation's counsel and the Committee that the Employer may deduct payments of Deferred Awards and that a Participant's Deferred Award is not taxable to him until it is paid. The Program may be amended as deemed necessary by the Corporation's counsel and the Committee in order to obtain favorable rulings from the Internal Revenue Service. The Program may be operated according to its terms (as amended periodically) and as directed by the Committee until it is effective. Once the Program is effective, the Committee may alter, amend, suspend, or terminate this Program at any time. However, except for a termination of the Program caused by the Committee's determination that the laws upon which the Program is based have changed in a manner that negates the objectives of the Plan or the Program, the Committee may not alter, amend, suspend, or terminate this Program without the consent of the Corporation's directors who are not Employees if that action would result either in a distribution of all Deferred Awards in any manner other than as provided in this Program or that would result in immediate taxation of Deferred Awards to Participants. Notwithstanding the preceding sentence, if the Committee requests a ruling from the Internal Revenue Service to the effect that any amendment to the Program, subsequent to the date the Program became effective, does not adversely affect Deferred Awards made after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Committee makes amendments to the Program not acceptable to the Committee, the Committee, in its sole discretion, may accelerate the distribution of part or all amounts attributable to the affected Deferred Awards.

            (b) Despite Subsection 11(a), if there is a change in the voting control of the Employer that the Board does not recommend to the shareholders, the Employer must immediately make a lump-sum contribution to a trustee under a trust agreement by transferring assets with a fair-market value equal to (1) the value (determined at the nearest month end) of the Deferred Cash Accounts plus
(2) the value of an amount sufficient to fund at that time payment of amounts attributable to one hundred percent of the Deferred Income Benefits when they are due plus (3) a reasonable allowance for all future administrative fees. The trust agreement must be one that satisfies the requirements of the Employee Retirement Income Security Act of 1974, Title I, or any similar statute that replaces that Act, and it must contain provisions sufficient (in the opinion of either the Internal Revenue Service or counsel selected by the Corporation) to allow the Participants (or a substantial number of Participants) to continue to defer income taxation on their Deferred Awards until they are distributed according to this Plan. In that case, the Committee may amend the Program only by such action as may be necessary or desirable to assure those payments to the trust fund. If the Internal Revenue Service refuses to give the required opinion on such a trust, and if counsel selected by the Corporation is of the opinion that no such trust can be created, all Deferred Benefits under this Plan must be paid to Participants in lump-sum distributions within a reasonable time after such change in control. In all events, any such trust must provide Participants who are income-taxed on their entitlements with funds sufficient to pay the income taxes.

      12. Health Examination. The Corporation, acting through the Compensation Committee, reserves the right to require a health or physical examination (and establish other reasonable requirements) as a condition to accepting a Deferred Income Benefit Award Election Form and to modify or deny a Participant's Deferred Income Benefit Award and any disability or survivors' benefits based upon the results of the examination or requirements. A Deferred Income Benefit Award Election Form modified or rejected after a health or physical examination must be treated according to the Participant's special election on that Form.

      13. Notices. Notices and, elections under this Program must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known business address.

      14. Waiver. The waiver of a breach of any provision in this Program does not operate as and may not be construed as a waiver of any later breach.

      15. Assignments. A Participant's interest in Deferred Awards under this Program is not assignable by a Participant or Beneficiary. The Employer may assign its responsibilities and obligations under this Program to anyone with or without notice to Participants; provided, however, that the Employer does not have the right to assign its obligation to pay Deferred Awards, including its obligation to make a lump-sum contribution under Subsection 11(b), without the prior approval of all Participants or Beneficiaries entitled to receive benefit payments under this Program; any attempted improper assignment is void. if such approval is granted, when a Participant receives notice that the Employer has properly assigned one or more of its obligations under this Program regarding that Participant, the Corporation is discharged from that obligation.

      16. Construction. This Program is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules) except to the extent that those laws are superseded by the laws of the United States of America. It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Program is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of one gender includes all, and the singular and plural include each other.